POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints Jennifer Hankes Painter his attorney-in-fact, with full power of substitution, to execute statements on Forms 3, 4 and 5 (including any and all amendments thereto) by the undersigned, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, of shares of common stock of Cadiz Inc. (the "Company"), and to file said statements (including any and all amendments thereto), with any and all exhibits thereto, with the Securities and Exchange Commission. The undersigned does hereby authorize, ratify and confirm all that said attorney-in-fact, and her substitutes (if any), shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney supercedes the power of attorney dated August 30, 2002 and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

Dated:  June 18, 2003

/s/ Keith Brackpool
Keith Brackpool